As filed with the Securities and Exchange Commission on February 14, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________

SelectQuote, Inc.
(Exact Name of Registrant as Specified in its Charter)
_______________________________________

Delaware	94-3339273
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(913) 599-9225
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________________________________________________________________________

SelectQuote, Inc. 2020 Omnibus Incentive Plan
(Full Titles of Plans)
_______________________________________

Timothy Danker
Chief Executive Officer
SelectQuote, Inc.
6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(913) 599-9225
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “Commission”) allows SelectQuote, Inc. (“SelectQuote”) to “incorporate by reference” in this Registration Statement the information in the documents that it files with the Commission, which means that SelectQuote can disclose important information to you by referring you to those documents. The information incorporated by reference in this Registration Statement is considered to be a part of this Registration Statement, and information in documents that SelectQuote files later with the Commission will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this Registration Statement. SelectQuote incorporates by reference in this Registration Statement the documents listed below and any future filings that it may make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except that SelectQuote is not incorporating by reference any information that is deemed to have been furnished and not filed in accordance with the Commission’s rules.

•SelectQuote’s Annual Report on Form 10-K for the year ended June 30, 2022;

•SelectQuote’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2022 and December 31, 2022;

•SelectQuote’s Current Reports on Form 8-K filed August 29, 2022, October 26, 2022, November 16, 2022, and December 2, 2022; and

•The description of SelectQuote’s common stock, par value $0.01 per share, contained in SelectQuote’s Registration Statement on Form S-1, filed February 21, 2020, including any amendment or report filed or to be filed for the purpose of updating such description.

As disclosed in SelectQuote’s Quarterly Reports on Form 10-Q incorporated by reference herein, SelectQuote realigned its accounting segments effective July 1, 2022 to create a separate segment for its healthcare services operations. SelectQuote now has four reportable segments: Senior, Healthcare Services, Life, and Auto & Home. Because the realignment was not a material change in SelectQuote’s affairs, the previously issued consolidated financial statements for the three years ended June 30, 2022 included in SelectQuote’s Annual Report on Form 10-K filed with the Commission on August 29, 2022 have not been retrospectively adjusted for incorporation herein.

SelectQuote will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests for copies should be addressed to:

SelectQuote, Inc.
Attention: Investor Relations
6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(913) 599-9225

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Limitation of personal liability of directors and indemnification

Section 102(b)(7) of the Delaware General Corporation Law, as amended (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in our bylaws, we shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by our board of directors.

Our sixth amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, we enter into separate indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the DGCL and also provide for certain additional procedural protections.

Our sixth amended and restated certificate of incorporation and our amended and restated bylaws authorize the corporation to purchase and maintain insurance to protect the corporation and any current or former director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index immediately prior to the signature page hereto.

Item 9. Undertakings.

A.The undersigned Registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1
Sixth Amended and Restated Certificate of Incorporation of SelectQuote, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, filed on February 21, 2020)

3.2	Amended and Restated Bylaws of SelectQuote, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed on February 21, 2020)

4.1
SelectQuote, Inc. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.8 to SelectQuote, Inc.’s Registration Statement on Form S-1 (File No. 333-236555) filed with the SEC on March 5, 2020)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Wachtell, Lipton, Rosen & Katz (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on February 14, 2023.

SELECTQUOTE, INC.

By:	/s/ Timothy Danker
Name:	Timothy Danker
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of SelectQuote, Inc. hereby severally constitutes and appoints Tim Danker and Ryan Clement, and each of them acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2023.

	Signature	Title	Date

By:	/s/ Timothy Danker	Chief Executive Officer (Principal Executive Officer)	February 14, 2023
Timothy Danker
By:	/s/ Ryan M. Clement	Interim Chief Financial Officer (Principal Financial Officer)	February 14, 2023
Ryan M. Clement
By:	/s/ Stephanie Fisher	Chief Accounting Officer (Principal Accounting Officer	February 14, 2023
Stephanie Fisher
By:	/s/ Donald L. Hawks III	Chairman of the Board of Directors	February 14, 2023
Donald L. Hawks III
By:	/s/ W. Thomas Grant II	Vice Chairman of the Board of Directors	February 14, 2023
W. Thomas Grant II
By:	/s/ Earl H. Devanny III	Director	February 14, 2023
Earl H. Devanny III
By:	/s/ Denise L. Devine	Director	February 14, 2023
Denise L. Devine
By:	/s/ Kavita K. Patel	Director	February 14, 2023
Kavita K. Patel
By:	/s/ Raymond F. Weldon	Director	February 14, 2023
Raymond F. Weldon